Exhibit 10.2
CONFIDENTIAL TREATMENT
FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT dated as of the 30th day of November, 2009, by and among CALGON CARBON CORPORATION, a Delaware corporation (the “Borrower”), each of the Guarantors (as defined in the Credit Agreement, as hereafter defined), the Lenders (as defined in the Credit Agreement) and FIRST COMMONWEALTH BANK, a Pennsylvania state bank, in its capacity as administrative and collateral agent for the Lenders hereunder (in such capacity, the “Agent”), as an Issuing Bank and Swing Loan Lender (the “First Amendment”).
WITNESSETH:
     WHEREAS, pursuant to that certain Credit Agreement, dated May 8, 2009, by and among the Borrower, each of the Guarantors, the Lenders and the Agent (the “Credit Agreement”), pursuant to which, among other things, the Borrower and the other Loan Parties have requested the Lenders to provide a revolving credit facility to the Borrower in a maximum principal amount of $95,000,000 (subject to increase as provided in Section 2.10 of the Credit Agreement), with a term out of up to $50,000,000; and
     WHEREAS, the Borrower desires to amend certain provisions of the Credit Agreement and the Lenders and the Agent desire to permit such amendments pursuant to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement (as amended by this First Amendment) unless the context clearly indicates otherwise.
     2. The first and second “WHEREAS” clauses of the Credit Agreement are hereby deleted in their entirety and in their stead is inserted the following:
     A. The Borrower and the other Loan Parties have requested the Lenders to provide a revolving credit facility to the Borrower in a maximum principal amount of $95,000,000 (subject to increase as provided in Section 2.10 of this Agreement), with a term out of up to $50,000,000.
     B. The revolving credit facility shall be used to provide for general corporate purposes including working capital financing, letters of credit, permitted acquisitions and capital expenditures.
     3. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “CMCC Transaction” means the acquisition by the Borrower of all of the equity interests of CMCC not currently owned by the Loan Parties, whether by stock purchase, redemption by CMCC or otherwise.
     “Demand Note” means that certain unsecured revolving demand note dated on or after the date of the First Amendment from the Borrower to First National Bank of Pennsylvania in an amount not to exceed, at any time, $2,000,000.
     “First Amendment” means that certain First Amendment to Credit Agreement dated as of the 30th day of November, 2009, by and among the Borrower, the Lenders and the Agent.
     “Foreign Indebtedness (Japan)” has the meaning assigned to that term in Section 9.1(k).
     “Foreign Subsidiary (Japan)” means, subsequent to the closing of the CMCC Transaction, the former CMCC Joint Venture.
     “Permitted Letters of Credit” means those certain letters of credit issued by First Commonwealth or another Lender (or Affiliate of First Commonwealth or such other Lender) on behalf of the Borrower or another Loan Party (or a Subsidiary of a Loan Party) that are not Letters of Credit hereunder; provided, that the aggregate amount of any such letters of credit shall not exceed, at any time, $8,000,000.
     4. Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and in their stead inserting the following:
     “Applicable Margin” means the percentage margin to be added to the related Interest Rate Option based on the Leverage Ratio then in effect, as set forth on the pricing grid on Annex I below the “Base Rate Margin” or the “Euro-Rate Margin” heading, as applicable; provided, that any change in the Applicable Margin shall be based upon the financial statements and Compliance Certificates provided pursuant to Section 10.1 and Section 10.2 and shall become effective on the first day of the month following the earlier of (i) the date such financial statements are due or (ii) the date such financial statements are delivered, in accordance with Section 10.1, Section 10.2 and Section 10.3. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 4.6(b).
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     “Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations, (b) Hedge Liabilities and (c) reimbursement obligations of any Loan Party (or a Subsidiary of a Loan Party) under any Permitted Letter of Credit; provided, that written notice of any such Banking Services Obligations or Hedge Liabilities, or any Permitted Letter of Credit, shall be provided to the Agent by the Lender thereto (or its Affiliate) on a monthly or quarterly basis, as may be agreed by the Agent and such Lender (or Affiliate thereof), or as may otherwise be required by the Agent in the exercise of its reasonable discretion, with such notice to be sufficiently detailed to identify such Banking Service Obligations, Hedge Liabilities or Permitted Letters of Credit as Secured Obligations entitled to the benefits of the Collateral Documents.
     5. Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety:
     “Capital Plan”
     “Columbus Remediation”
     “Convertible Notes”
     “Convertible Note Indenture”
     “Unanticipated Remediation”
     6. Section 8.10 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     Use of Proceeds. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for the ongoing general corporate and working capital needs of the Loan Parties, including Capital Expenditures and permitted acquisitions. The Loan Parties shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.
     7. Subsection (e) of Section 8.16 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     (e) [Reserved];
     8. Section 9.1 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     (a) the Secured Obligations;
     (b) Indebtedness (i) of a Loan Party to another Loan Party, (ii) of a Loan Party to any wholly owned Subsidiary of a Loan Party, or (iii) of any Foreign Subsidiary to another Foreign Subsidiary, which is, in any case, subordinated in accordance with the provisions of Section 8.11;
     (c) [Reserved];
     (d) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;
     (e) Indebtedness owed to any Person in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
     (f) Indebtedness of the Borrower’s Foreign Subsidiary, Calgon Carbon (Tianjin) Co., Ltd., so long as the aggregate principal amount of such Indebtedness outstanding does not, at any time, exceed the Dollar Equivalent of $2,500,000, and any Guaranty by the Borrower or any Subsidiary of such Indebtedness;
     (g) Indebtedness of the Borrower to support the Belgium Economic Development Project, so long as the aggregate principal amount of such Indebtedness outstanding does not, at any time, exceed €6,500,000, and any Guaranty by any Subsidiary of such Indebtedness;
     (h) any Guaranty by the Borrower or any Subsidiary of Indebtedness of the CMCC Joint Venture, so long as the aggregate principal amount of such Indebtedness outstanding which is secured by any such Guaranty does not, at any time, exceed the Dollar Equivalent of $12,500,000; provided, that this subsection (h) shall be effective until the closing of the CMCC Transaction and on and after such closing shall be null, void and of no further force or effect, without any further action on the part of the Agent or any of the Loan Parties;
     (i) any Existing Letters of Credit and any Permitted Letters of Credit;
     (j) unsecured Indebtedness of the Borrower to First National Bank of Pennsylvania evidenced by the Demand Note; provided, that the form of Demand Note is acceptable to the Agent in the exercise of its reasonable discretion;
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     (k) Indebtedness of the Foreign Subsidiary (Japan) so long as the aggregate principal amount of all such Indebtedness outstanding does not, at any time, exceed the Dollar Equivalent of $35,000,000 (the “Foreign Indebtedness (Japan)”); provided, that the material documents evidencing the Foreign Indebtedness (Japan) are acceptable to the Agent in the exercise of its reasonable discretion; and provided, further, that this subsection (k) shall not be effective prior to the closing of the CMCC Transaction and, upon such closing, shall take effect without any further action on the part of the Agent or any of the Loan Parties;
     (l) any Guaranty by the Borrower or any Subsidiary of the Foreign Indebtedness (Japan), so long as the aggregate principal amount of such Indebtedness outstanding which is secured by any such Guaranty does not, at any time, exceed the Dollar Equivalent of $35,000,000; provided, that the material documents evidencing such Guaranty are acceptable to the Agent in the exercise of its reasonable discretion; and provided, further, that this subsection (l) shall not be effective prior to the closing of the CMCC Transaction and, upon such closing, shall take effect without any further action on the part of the Agent or any of the Loan Parties; and
     (m) any other existing Indebtedness as set forth on Schedule 9.1 (including any extensions or renewals thereof), together with, without duplication, any Guarantees, Capital Lease Obligations, Purchase Money Security Interests and other Indebtedness incurred after the Closing Date (including any Indebtedness which is described in any preceding paragraph in this Section 9.1, but is in excess of the maximum amount described therein), so long as the aggregate principal amount (or guaranteed lease payment amount with respect to non-capital leases) of all such Indebtedness outstanding does not, at any time, exceed $35,000,000.
     9. Subsections (e) and (f) of Section 9.2 of the Credit Agreement are hereby deleted in their entirety and in their stead is inserted the following:
     (e) other Liens, securing Indebtedness permitted under Section 9.1(m) so long as the aggregate principal amount (or guaranteed lease payment amount with respect to non-capital leases) of all such Indebtedness outstanding does not, at any time, exceed $35,000,000; provided, that with respect to Liens securing any such Indebtedness of the Borrower or any Domestic Subsidiary (for purposes of this subsection (e), “Specified Indebtedness”), (i) Specified Indebtedness shall be incurred solely to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness) of the Borrower or such Domestic Subsidiary, including Capital Lease Obligations and any Indebtedness assumed in connection
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (for purposes of this subsection (e), each a “Specified Indebtedness Transaction”), (ii) any Specified Indebtedness shall be incurred prior to or within 90 days after the closing or completion of the related Specified Indebtedness Transaction and (iii) the aggregate principal amount of Specified Indebtedness secured by Liens permitted by this proviso to subsection (e) shall not exceed $15,000,000 at any time outstanding;
     (f) other Liens, securing Indebtedness permitted under Section 9.1(k); provided, that the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (f) shall not exceed $35,000,000 at any time outstanding; and
     10. Subsection (i) of Section 9.4 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     (i) other loans and advances to and investments in Foreign Subsidiaries, Inactive Domestic Subsidiaries, partnerships and joint ventures in an aggregate amount not in excess of $35,000,000 at any time outstanding.
     11. Section 9.6 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, except that:
     (a) any Loan Party other than the Borrower may consolidate with or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties;
     (b) any Loan Party other than the Borrower may consolidate with, merge into, or acquire assets or capital stock of another Person who is principally engaged in a business permitted hereunder (a “Target”), so long as:
          (i) no Event of Default or Default exists or would result therefrom;
          (ii) immediately following any payment made with respect thereto there is minimum availability under the Revolving Credit Commitment of $20,000,000;
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
          (iii) the total consideration, in aggregate, paid for all such transactions in any fiscal year of the Borrower does not exceed 20% of Net Worth (as reported in the most recent Compliance Certificate);
          (iv) the total consideration, in aggregate, paid for all such transactions does not exceed 35% of Net Worth (as reported in the most recent Compliance Certificate);
          (v) at the time of such merger, consolidation or acquisition, either (A) the Target was (1) solvent and (2) had positive pre-tax net income (under GAAP) for the immediately preceding trailing twelve month period, or (B) if the Target did not meet the criteria set forth in (A), then the total consideration paid for such transaction, together with the aggregate consideration paid for all similar transactions (1) in any fiscal year of the Borrower does not exceed $10,000,000 and (2) does not exceed $20,000,000 in the aggregate during the term of this Agreement;
          (vi) the Borrower provides to the Agent a written certification with respect to the compliance of such transaction with all such terms, not later than five (5) Business Days prior to such transaction; and
          (vii) in each case in which the Target becomes a new Domestic Subsidiary, the Borrower shall immediately cause such new Domestic Subsidiary to join this Agreement as a Loan Party pursuant to Section 8.16;
     (c) any Inactive Domestic Subsidiary may be dissolved or merged or consolidated into any Loan Party;
     (d) any Foreign Subsidiary (which is not a Loan Party) may be merged or consolidated into any other Foreign Subsidiary; and
     (e) the CMCC Transaction; provided, that (i) the material documents relating to this transaction are acceptable to the Agent in the exercise of its reasonable discretion and (ii) prior notice of the closing of the transaction shall be timely provided by the Borrower to the Agent.
     12. Section 9.9 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than: (a) any Domestic Subsidiary (other than any Inactive Domestic Subsidiary) which has joined this Agreement as Guarantor on the Closing Date; (b) any Domestic Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 8.16; (c) any Foreign Subsidiary existing as
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
of the Closing Date; and (d) any Foreign Subsidiary created or acquired after the Closing Date in compliance with this Agreement (including, without limitation, Section 9.4 and Section 9.6 hereof). Each of the Loan Parties shall not, other than to the extent permitted under Section 9.4 or Section 9.6 hereof, become or agree to: (i) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties; (ii) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties; or (iii) become a joint venturer or hold a joint venture interest in any joint venture.
     13. Section 9.15 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     Changes in Material Documents. Each of the Loan Parties shall not, and shall not permit any of its Domestic Subsidiaries to (a) amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (b) the documentation governing any material Indebtedness, without, in any case, providing at least thirty (30) calendar days’ prior written notice to the Agent (or such lesser notice as agreed to by the Agent) and, in the event such change would be adverse to the Lenders, as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.
     14. Section 9.16 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:
     Capital Expenditures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures other than: (a) from January 1, 2009 through December 31, 2009, Capital Expenditures in an amount not to exceed $60,000,000; (b) from January 1, 2010 through December 31, 2013, Capital Expenditures in an aggregate amount not in excess of $280,000,000; provided, that such expenditures do not exceed, in the aggregate, $85,000,000 in any fiscal year; and (c) from January 1, 2014 through the Term Loan Maturity Date, Capital Expenditures in an amount not to exceed $25,000,000.
     15. Schedule 9.16 to the Credit Agreement is hereby deleted in its entirety.
     16. Exhibit E to the Credit Agreement is hereby deleted in its entirety and replaced by Exhibit E attached hereto.
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     17. The provisions of Section 2 through 16 of this First Amendment shall not become effective until the Agent has received the following, each in form and substance reasonably acceptable to the Agent:
(a)	this First Amendment, duly executed by the Borrower, the other Loan Parties and the Lenders; and

(b)	such other documents as may be reasonably requested by the Agent.
     18. The Loan Parties, jointly and severally, hereby reconfirm and reaffirm all representations and warranties, agreements and covenants made by the Loan Parties and pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties (including any written disclosures provided to the Agent by the Loan Parties on or after the Closing Date of the Credit Agreement), agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.
     19. The Loan Parties, jointly and severally, hereby acknowledge and agree that each of the Collateral Documents continues to secure prompt payment when due of the Loan Parties’ Obligations under the Credit Agreement.
     20. The Loan Parties, jointly and severally, hereby represent and warrant to the Lenders and the Agent that (i) each Loan Party has the full legal power and authority to enter into, execute, deliver and carry out this First Amendment; (ii) the officers of each Loan Party executing this First Amendment have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof; (iii) the execution and delivery hereof by any Loan Party and the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof and of the Credit Agreement by any of them will not and do not violate or conflict with, constitute a default under or result in any breach of (A) the organizational documents of any Loan Party or any Subsidiary of any Loan Party or (B) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any Subsidiary of any Loan Party is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents) and (iv) this First Amendment, the Credit Agreement and the documents executed or to be executed by each Loan Party in connection herewith or therewith constitute, or will constitute, legal, valid and binding obligations of such Loan Party on and after its date of delivery thereof, enforceable against such Loan party in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.
     21. The Loan Parties, jointly and severally, represent and warrant that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof; (ii)
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
the Schedules attached to and made part of the Credit Agreement (together with any written disclosures provided to the Agent by the Loan Parties on or after the Closing Date of the Credit Agreement) are true and correct as of the date hereof in all material respects (except representations and warranties which expressly relate soley to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and there are no material modifications or supplements thereto; and (iii) no Loan Party presently has any claims or actions of any kind at law or in equity against the Lenders or the Agent arising out of or in any way relating to the Credit Agreement or the other Loan Documents.
     22. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
     23. The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.
     24. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
     25. This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles.
[INTENTIONALLY LEFT BLANK]
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this First Amendment to be duly executed by their duly authorized officers on the day and year first above written.

BORROWER:

ATTEST:		CALGON CARBON CORPORATION

/s/ Richard D. Rose		By:	/s/ John S. Stanik	(SEAL)

Name:	Richard D. Rose		Name: John S. Stanik

Title:	Vice President, General Counsel		Title: President and

	and Secretary		Chief Executive Officer

GUARANTORS:

ATTEST:		CALGON CARBON INVESTMENTS, INC.

/s/ Gail A. Gerono		By:	/s/ John S. Stanik	(SEAL)

Name:	Gail A. Gerono		Name: John S. Stanik

Title:	Secretary		Title: President

ATTEST:		BSC COLUMBUS, LLC

/s/ Leroy M. Ball		By:	/s/ Robert P. O’Brien	(SEAL)

Name:	Leroy M. Ball		Name: Robert P. O’Brien

Title:	Manager		Title: Manager

ATTEST:		CCC COLUMBUS, LLC

/s/ Leroy M. Ball		By:	/s/ Robert P. O’Brien	(SEAL)

Name:	Leroy M. Ball		Name: Robert P. O’Brien

Title:	Manager		Title: Manager

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

FIRST COMMONWEALTH BANK, individually as a Lender, as Agent, Issuing Bank and Swing Loan Lender
By:	/s/ C. Forrest Tefft
	Name:	C. Forrest Tefft
	Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA
By:	/s/ Andy J. Arduini
	Name:	Andy J. Arduini
	Title:	Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA
By:	/s/ John L. Hayes
	Name:	John L. Hayes
	Title:	Senior Vice President
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
EXHIBIT E
FORM OF
QUARTERLY COMPLIANCE CERTIFICATE
________________, 20__
First Commonwealth Bank
437 Grant St.
Suite 1600
Pittsburgh, PA 15219-6103
Ladies and Gentlemen:
     I refer to the Credit Agreement dated May 8, 2009, entered into by and among CALGON CARBON CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and First Commonwealth Bank, a Pennsylvania state bank, as administrative and collateral agent for the Lenders (the “Agent”) (as the same may be amended, restated, supplemented or modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
     I, _________________, [Chief Executive Officer/President/Authorized Financial Officer] of the Borrower, in my capacity as such ___________________, do hereby certify on behalf of the Borrower as of the [quarter/year ended ___________, 20__] (the “Report Date”), as follows:
(1)	Capital Expenditures; (Section 9.16). The Loan Parties and their Subsidiaries have not made any Capital Expenditures, other than the Capital Expenditures listed in Items (1)(A) through (F) below, and those permitted under Section 9.6(b) of the Credit Agreement,
(A)	From January 1, 2009 through the Report Date, the Loan Parties and their Subsidiaries have made Capital Expenditures in the aggregate amount of $________________. Such Capital Expenditures from January 1, 2009 through the Report Date were in an aggregate amount not in excess of $60,000,000. [Y] [N]

(B)	[Complete Item (1)(B) only if Compliance Certificate is submitted after December 31, 2009 and prior to January 1, 2011.] From January 1, 2010 through the Report Date, the Loan Parties and their Subsidiaries have made Capital Expenditures in the aggregate amount of $________________. Such expenditures were in an aggregate amount not in excess of $85,000,000 in this fiscal year. [Y][N]

(C)	[Complete Item (1)(C) only if Compliance Certificate is submitted after December 31, 2010 and prior to January 1, 2012.] From January 1, 2011 through the Report Date, the Loan Parties and their Subsidiaries have made Capital Expenditures in the aggregate amount of $________________. Such
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
expenditures were in an aggregate amount not in excess of $85,000,000 in this fiscal year. [Y][N]

(D)	[Complete Item (1)(D) only if Compliance Certificate is submitted after December 31, 2011 and prior to January 1, 2013.] From January 1, 2012 through the Report Date, the Loan Parties and their Subsidiaries have made Capital Expenditures in the aggregate amount of $________________. Such expenditures were in an aggregate amount not in excess of $85,000,000 in this fiscal year. [Y][N]

(E)	[Complete Item (1)(E) only for if Compliance Certificate is submitted after December 31, 2012 and prior to January 1, 2014.] From January 1, 2013 through the Report Date, the Loan Parties and their Subsidiaries have made Capital Expenditures in the aggregate amount of $________________. Such expenditures were in an aggregate amount not in excess of $85,000,000 in this fiscal year. [Y][N] Such expenditures, together with aggregate amount of Capital Expenditures made in fiscal years 2010, 2011 and 2012, were in an aggregate amount not in excess of $280,000,000. [Y][N]

(F)	[Complete Item (1)(F) only if Compliance Certificate is submitted after December 31, 2013.] From January 1, 2013 through the Report Date, the Loan Parties and their Subsidiaries have made Capital Expenditures in the aggregate amount of $________________. Such expenditures were in an aggregate amount not in excess of $25,000,000 in this fiscal year. [Y][N]
(2)	Minimum Interest Coverage Ratio (Section 9.17). The ratio of (A) EBITDA to (B) Interest Expense of the Loan Parties was____ to 1.0 for the four fiscal quarters ending as of the Report Date, such ratio is not less than the required ratio of 2.50 to 1.0. [Y] [N]

Four Quarter
Ending
(A)    The numerator of the Interest Coverage Ratio, EBITDA, for the Loan Parties four quarters ending as of the Report Date, determined on a Consolidated Basis in accordance with GAAP, is computed as follows:

(i) Net Income	$

(ii) Interest Expense	$

(iii) income tax expense, net of tax refunds	$

(iv) amounts attributable to depreciation and amortization expense	$

(v) extraordinary non-cash charges	$

(vi) other non-cash charges for such period (but excluding any non-cash charge in an	$
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

Four Quarter
Ending

amount less than $1,000,000 or any non-cash charge in respect of any item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory)

(vii)	Item (i) plus without duplication and to the extent deducted in determining Net Income for such period, the sum of Items (ii) through (vi)	$

(viii)	any cash payments made during such period in respect of non-cash charges described in Item (vi) taken in a prior period	$

(ix)	any extraordinary gains and any non-cash items of income	$

(x)	Sum of Items (viii) and (ix)	$

(xi)	Item (vii) less Item (x) equals EBITDA	$
(B)	The denominator of the Interest Coverage Ratio, Interest Expense is $_________.
(3)	Maximum Leverage Ratio (Section 9.18). The ratio of (A) Senior Debt to (B) EBITDA is ______ to 1.0 for the four quarters ending as of the Report Date. Such ratio does not exceed the permitted ratio of ____ to 1.0 for the relevant period. [Y] [N][Insert applicable maximum from Table I below.]
Period

On the Closing Date	2.75 to 1.0

From the day immediately following the Closing Date through March 30, 2012	2.75 to 1.0

From March 31, 2012 and thereafter	2.50 to 1.0

(A) Senior Debt equals:

(i) principal balance of the Loans under the Credit Agreement and other Indebtedness for borrowed money, including Capitalized Lease Obligations, reimbursement obligations under letters of credit, and contingent obligations and Guarantees
$
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(ii) to the extend included in Item (i), the principal balance of all Subordinated Debt

(iii) Item (i) less Item (ii) equals the numerator of the Leverage Ratio	$

(B) The denominator of the Leverage Ratio, EBITDA, (as set forth in Item 2(A)(xi) above) is:	$
(4)	Minimum Net Worth (Section 9.19) – The Net Worth is $_______________. Such amount is not less than the required Minimum Net Worth of $___________ as calculated below. [Y] [N]

Net Worth equals:

(a) $230,000,000		$230,000,000

(b) 50% of aggregate amount of Net Income calculated for each fiscal quarter in which Net Income was earned (as opposed to a net loss), commencing with the fiscal quarter ending March 31, 2009 (through the Report Date)
	$

(c) 100% of the net proceeds from all sales by the Borrower of Equity Interests in the Borrower	$

(d) Sum of Items (a) through (c) equals Net Worth	$
(5)	The Loan Parties and their Subsidiaries are in compliance with, and since the most recent prior Report Date have at all times complied with, the provisions of the Credit Agreement and the representations and warranties contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein).

(6)	No event has occurred and is continuing which constitutes an Event of Default or Default.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE] •
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT
     IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of __________, 20___.

CALGON CARBON CORPORATION

By:	(SEAL)
Name:
Title:
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.